Exhibit 3.228
APR. 20, 2001 9:37 AM
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 11/22/1991
[ILLEGIBLE] 265166 – 2279840
CERTIFICATE OF LIMITED PARTNERSHIP
OF
BFI ENERGY SYSTEMS OF SOUTHEASTERN
CONNECTICUT, LIMITED PARTNERSHIP
The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
I.	The name of the limited partnership is BFI Energy Systems of Southeastern Connecticut, Limited Partnership.

II.	The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.	The name and mailing address of the general partner is as follows:

NAME	MAILING ADDRESS
BFI Energy Systems of Southeastern Connecticut, Inc.	P.O. Box 3151 Houston, Texas 77253
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of BFI Energy Systems of Southeastern Connecticut, Limited Partnership, as of November 21, 1991.

BFI ENERGY SYSTEMS OF
SOUTHEASTERN CONNECTICUT, INC.

By:	/s/ Gerald K. Burger
Gerald K. Burger
Vice President
SBR\lo\clp

EXHIBIT “G”

[ILLEGIBLE]
AND RECEIPT OF FEES	Office Of The Secretary Of The State
01-304 [ILLEGIBLE]	30 TRINITY STREET, HARTFORD, CONNECTICUT 0[ILLEGIBLE]10[ILLEGIBLE]
[ILLEGIBLE]
BFI ENERGY SYSTEMS OF SOUTHEASTERN CONNECTICUT, INC.

DOCUMENT FILED	FILING DATE	TOTAL FEES PAID
CERTIFICATE OF AUTHORITY	14/DEC/1987	$350.00
The information shown above pertains 10 documents filed in this office on account of the corporation indicated. The filing date is the date endorsed on the document pursuant to Section 33-285 or 33-422 of the Connecticut General Statutes. Any questions regarding this filing should be addressed to:
Corporations Division, Secretary Of The State’s Office, 30 Trinity Street, Hartford, Connecticut 06106
C[ILLEGIBLE]T CORPORATION SYSTEM
CRISSEY [ILLEGIBLE]
ONE COMMERCIAL [ILLEGIBLE]
HARTFORD [ILLEGIBLE]

[ILLEGIBLE] OF AUTHORITY [ILLEGIBLE]

STATE OF CONNECTICUT SECRETARY OF THE STATE

Name of Corporation	DATE

BFI ENERGY SYSTEMS OF SOUTHEASTERN CONNECTICUT, INC.		14/DEC/1987
[ILLEGIBLE] ITS AFFAIRS IN THIS STATE UNDER THE NAME [ILLEGIBLE] Name of Corporation above)

[ILLEGIBLE] signed, as secretary of the State of Connecticut, hereby certifies that an Application of the above named corporation [ILLEGIBLE] of Authority [ILLEGIBLE] business or conduct [ILLEGIBLE] in this State, duly signed and verified pursuant to the [ILLEGIBLE] of the Connecticut [ILLEGIBLE] Statutes together with
[ILLEGIBLE] an appointment of an attorney upon whom process may be served, and
[ILLEGIBLE] an authenticated certificate of the corporation’s good standing in the state of its incorporation
[ILLEGIBLE] received in this office and are found to conform to [ILLEGIBLE]
[ILLEGIBLE] the undersigned, as such Secretary of the State, and by virtue of the authority vested in her by law, hereby this Certificate of Authority to the above named corporation to transact business or conduct affairs in this State.

SIGNED (Secretary of the State)
[ILLEGIBLE]	/s/ Julia H. Tashjian

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:37 PM 11/22/2006
FILED 02:24 PM 11/22/2006
SRV 061074945 – 2279840 FILE
STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP
The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does herby certify as follows:
FIRST: The name of the Limited Partnership is BFI Energy Systems of Southeastern Connecticut, Limited Partnership.
SECOND:	Article III of the Certificate of Limited Partnership shall be amended as follows:
The name and mailing address of the general partner(s) is as follows:

Name	Mailing Address
BFI Energy Systems of Southeastern Connecticut, Inc.	18500 North Allied Way Phoenix, Arizona 85054
THIRD: Article IV of the Certificate of Partnership shall be added as follows:
The name and mailing address of the Limited Partnership is as follows:

Name	Mailing Address
BFI Energy Systems of Southeastern Connecticut, Limited Partnership	18500 North Allied Way Phoenix, Arizona 85054
IN WITNESS WHEREOF, the undersigned executed this Amendment to the certificate of Limited Partnership on this 17th day of November, A.D. 2006.

/s/ Ryan N. Kenigsberg
Ryan N. Kenigsberg, Vice President

By: BFI Energy Systems of Southeastern Connecticut, Inc., its General Partner